Exhibit 99.1

BED BATH & BEYOND INC. APPOINTS
JB OSBORNE TO BOARD OF DIRECTORS

UNION, New Jersey, April 4, 2018 — Bed Bath & Beyond Inc. (NASDAQ: BBBY) announced today that is has appointed JB (Johnathan) Osborne, co-founder and CEO of Red Antler, as an independent member of the Company’s Board of Directors, effective immediately.  This appointment expands the Board to 11 members.  The Company will nominate Osborne for election at Bed Bath & Beyond’s 2018 Annual Meeting of Shareholders.

“We are delighted to welcome JB to our Board,” said Steven Temares, Bed Bath & Beyond’s CEO and Member of its Board of Directors.  “He joins Bed Bath & Beyond at an exciting time as we continue to execute against a roadmap designed to enhance our position as our customers’ first choice for the home and heartfelt life events.”

“I am excited to join the Board of Bed Bath & Beyond, and look forward to working with Steven and the other Directors as the Company continues to transform and strengthen its brand position in the home,” Osborne said.

About JB (Johnathan) Osborne

Osborne, 37, is the CEO of Red Antler, a branding company, which he co-founded in 2007.  Leading a multi-disciplinary team of strategists, designers, marketers and engineers with his co-founders at Red Antler, Osborne has helped define a new generation of products and services that people love.  Since 2007, he has worked with founders of top, fast-growing companies across categories including Casper, Allbirds, Brandless, Foursquare, and Birchbox, advising them on how to build category-defining experiences.  In addition, Osborne oversees Red Antler’s operations and venture partnerships, and frequently speaks to venture portfolios, accelerators, and at conferences about the role of brand in building a category leading business.  Osborne was selected as one of WWD’s (Women’s Wear Daily) 40 under 40 in fashion and retail in 2017, and was also selected as one of Forbes’ Consumer Catalysts: 2017’s Top Dealmakers and Influencers in the Consumer Industry.

Prior to founding Red Antler, Osborne opened the New York office of Consortium, a boutique creative shop based in Auckland, New Zealand. He began his career at advertising agency Saatchi & Saatchi working with global brands. He graduated Magna Cum Laude from Cornell University with a degree in Business and is active with their Entrepreneurship program and Cornell Tech.

About the Company

Bed Bath & Beyond Inc. and subsidiaries (the “Company”) is an omnichannel retailer selling a wide assortment of domestics merchandise and home furnishings which operates under the names Bed Bath & Beyond, Christmas Tree Shops, Christmas Tree Shops andThat! or andThat!, Harmon, Harmon Face Values or Face Values, buybuy BABY and World Market, Cost Plus World Market or Cost Plus. Customers can purchase products either in-store, online, with a mobile device or through a customer contact center. The Company generally has the ability to have customer purchases picked up in-store or shipped direct to the customer from the Company’s distribution facilities, stores or vendors. In addition, the Company operates Of a Kind, an e-commerce website that features specially commissioned, limited edition items from emerging fashion and home designers; One Kings Lane, an authority in home décor and design, offering a unique collection of select home goods, designer and vintage items; PersonalizationMall.com, an industry-leading online retailer of personalized products; Chef Central, an online retailer of kitchenware, cookware and homeware items catering to cooking and baking enthusiasts; and Decorist, an online interior design platform that provides personalized home design services. The Company also operates Linen Holdings, a provider of a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, healthcare and other industries. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

The Company operates websites at bedbathandbeyond.com, bedbathandbeyond.ca, worldmarket.com, buybuybaby.com, buybuybaby.ca, christmastreeshops.com, andthat.com, harmondiscount.com, facevalues.com, ofakind.com, onekingslane.com, personalizationmall.com, chefcentral.com, decorist.com, harborlinen.com, and t-ygroup.com.

Forward-Looking Statements

This press release may contain forward-looking statements.  Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, and similar words and phrases.  The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes; the ability to attract and retain qualified employees in all areas of the organization; the cost of labor, merchandise and other costs and expenses; potential supply chain disruption due to trade restrictions, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities;

uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, on the Company’s capital allocation strategy; disruptions to the Company’s information technology systems including but not limited to security breaches of systems protecting consumer and employee information; reputational risk arising from challenges to the Company’s or a third party supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; foreign currency exchange rate fluctuations; and the integration of acquired businesses.  The Company does not undertake any obligation to update its forward-looking statements.

INVESTOR CONTACT:

Janet M. Barth               (908) 613-5820